UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2020, The TJX Companies, Inc. (the “Company”) entered into a 364 day revolving credit agreement with certain financial institutions, as lenders, Bank of America, N.A., as syndication agent, U.S. Bank National Association, as administrative agent, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and BofA Securities, Inc., U.S. Bank National Association, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as lead arrangers and bookrunners, providing for a $500.0 million senior unsecured revolving credit facility (the “364 Day Revolving Credit Facility”). The 364 Day Revolving Credit Facility matures on August 9, 2021.

With the 364 Day Revolving Credit Facility, the Company has increased its borrowing capacity to $1.5 billion, with $1.0 billion available under its revolving credit facilities maturing in 2022 and 2024. As described in Item 7.01 below, the Company pre-paid its $1.0 billion in borrowings under the revolving credit facilities maturing 2022 and 2024 before entry into the 364 Day Credit Facility.

The Company will be required to pay an interest rate on borrowings under the 364 Day Revolving Credit Facility ranging from a rate equal to LIBOR plus a margin of 110.0 – 190.0 basis points or a base rate plus a margin of 10.0 – 90.0 basis points and a quarterly facility fee payment of 15.0 – 35.0 basis points on the total commitments under the 364 Revolving Credit Facility, in each case, based on the credit ratings of the Company’s long-term debt.

The terms of the 364 Day Revolving Credit Facility require the Company to maintain a quarterly-tested leverage ratio of funded debt to earnings before interest, taxes, depreciation and amortization and rentals (“EBITDAR”) of 5.00 to 1.00 for the test period ending May 1, 2021 (with EBITDAR annualized for the two fiscal quarters then ended) and 4.50 to 1.00 for the test period ending July 31, 2021 (with EBITDAR annualized for the three fiscal quarters then ended).

The Company is required to maintain minimum liquidity of at least $1.5 billion of unrestricted cash and cash equivalents and aggregate borrowing availability through April 30, 2021, and the Company is required to have minimum EBITDAR of at least $650.0 million for the fiscal quarter ending January 30, 2021.

The 364 Day Revolving Credit Facility includes other affirmative and negative covenants and events of default substantially similar to those in the Company’s revolving credit facilities maturing in 2022 and 2024.

The foregoing description of the 364 Day Revolving Credit Facility is a general description and is qualified in its entirety by reference to the full text of the 364 Day Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On July 29, 2020, the Company prepaid $1.0 billion of revolving credit loans previously borrowed on March 20, 2020 under the revolving credit facilities maturing in 2022 and 2024. Following this prepayment, the Company has no outstanding revolving credit loans. The Company has $1.0 billion of borrowing capacity under the revolving credit facilities maturing in 2022 and 2024 and $500 million of borrowing capacity under the 364 Day Revolving Credit Facility.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit 10.1 364 Day Revolving Credit Agreement, dated August 10, 2020, by and among The TJX Companies, Inc., the lenders from time to time party thereto, Bank of America, N.A., as syndication agent, U.S. Bank National Association, as administrative agent, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and BofA Securities, Inc., U.S. Bank National Association, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as lead arrangers and bookrunners.

Exhibit 104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: August 11, 2020